EuroTank Amsterdam BV and Vitol SA. Mogas Contract ETA-V.Mogas-1 – Amendment II 1/3 Exhibit 4.37 Amendment I to the Contract ETA-V.Mogas-1 1. Amendment number No : Amendment II to the Contract number ETA-V.Mogas-1 (tank capacity decrease) Dated: 01-01-2013 2. Company EuroTank Amsterdam B.V. Van Riebeeckhavenweg 9 1041 AD Amsterdam The Netherlands 3. Client Vitol SA 28, Boulevard du pont d’Arve 1205 Geneva Switzerland 4. Background a. The Company and Client are parties to the Contract dated 01-01-2011 bearing Contract number ETA-V.Mogas-1, to which the Company is required to provide the Client storage services for Products at the Terminal. b. The Company and Client have agreed to decrease the Contractual Capacity under Clause 6 and Appendix 2 of the Contract (ETA-V.Mogas-1). c. For good and valuable consideration, the receipt and sufficiently of which is hereby acknowledged, the Company and Client now wish to amend the Contract no. ETA-V.Mogas-1, in accordance with this Amendment II. 5. Amendment II With effect from the date of this Amendment I, the Company and Client agree to the amendments set out in this Clause 5: Contractual Capacity The Contractual Capacity, mentioned under clause 5a of this Amendment I, and allocated tanks under Clause 6 and Appendix 2 of the Contract will be replaced by the capacity and tanks, mentioned under clause 5b of this Amendment II from 01-01-2013. The Contractual Capacity mentioned under clause 5a of Amendment I, dated 10-10-2012.

a)

Tank number	Roof	M3 shell capacity	M3 nett capacity
c0009	CR	4935	4790
c0010	CR	5030	4881
c0012	CR	5047	4694
c0013	CR	5007	4696
c0015	CR	5043	4892
c0016	CR	5064	4943
c0048	CR	2998	2925
c0049	CR	3019	2949
c0062	CR	1972	1914
c0063	CR	1996	1950
c0064	CR	4980	4834
c0065	CR	1970	1912
c0067	CR	5050	4900
c0201	FR	23212	20891
c0202	FR	23355	20909
c0203	FR	23403	20785
c0204	FR	23175	20902
c0205	FR	23194	20934
c0206	FR	23109	20909
Total		**191559**	**175610**

b)

Tank Number	Roof	M3 Shell Capacity	M3 nett capacity
c0001	CR	5029	4894
c0006	CR	5009	4876
c0007	CR	4927	4768
c0008	CR	5017	4875
c0009	CR	4935	4790
c0010	CR	5030	4881
c0012	CR	5047	4694
c0013	CR	5007	4696
c02021	FL.R	23212	20891
c0202	FL.R	23355	20909
c0203	FL.R	23403	20785
c0205	FL.R	23194	20934
c0206	FL.R	23109	20909
Total		**154703**	**145665**

6. Save to the extent amended by Amendment I and II, all terms and conditions of the contract remain in full force and effect. This Amendment II may be executed in counterparts. All capitalized terms herein shall bear the same meanings as the Contract unless otherwise stated.

- End of Amendment II -

EuroTank Amsterdam BV and Vitol SA. Mogas Contract ETA-V.Mogas-1 – Amendment II 2/3

IN WITNESS WHEREOF the Client and the Company have causes this Amendment II to be executed by their duly authorized representatives, as of the date first above written.

EuroTank Amsterdam BV

/s/ Martine de Beer
Name: Martine de Beer
Authorised Signatory
Designation:
Date: 1 January 2013

Vitol S.A.

/s/ Roland J. Favre
Name: Roland J. Favre
Authorised Signatory
Designation: Director
Date: 1 January 2013

EuroTank Amsterdam BV and Vitol SA. Mogas Contract ETA-V.Mogas-1 – Amendment II 3/3